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                                                                   Exhibit 10.52

                         SECOND ASSIGNMENT OF SUBLEASE

THIS SECOND ASSIGNMENT OF SUBLEASE (this "Second Assignment") is entered into as of the 17th day of December, 1999, by and between Mack Technologies, Inc., of 27 Carlisle Road, Westford, MA 01886, a Delaware corporation (hereinafter referred to as "Mack"), and ACT Manufacturing Corporation, of 2 Cabot Road, Hudson, Massachusetts 01749, a Massachusetts corporation (hereinafter referred to as "ACT").

WHEREAS under a Net Lease dated December 15, 1986 (the "Original Master Lease"), James A. Progin and Peter M. Small, Trustees of 401 Elm Street Realty Trust (together, the "Original Master Landlord"), leased to Honeywell, Inc., a Delaware corporation (the "Original Tenant"), property in Marlborough, Massachusetts, as more particularly described in the Original Master Lease (the "Master Leased Premises"); and

WHEREAS a Notice of Lease dated December 18, 1986, between the Original Master Landlord and the Original Tenant, concerning the Original Master Lease, was recorded with the Middlesex South Registry of Deeds at Book 17683, Page 310 (the "Original Lease Notice").

WHEREAS the Original Master Landlord and the Original Tenant agreed to amend the Original Master Lease by a First Amendment dated November 17, 1988 (the "First Master Lease Amendment"); and

WHEREAS the Original Tenant assigned its rights, interests and obligations in, to and under the Original Master Lease, as so amended, to Loral Corporation, a New York corporation ("Loral"), by an Assignment and Assumption of Lease dated December 31, 1989 (the "First Master Lease Assignment"); and

WHEREAS Loral assigned its rights, interests and obligations in, to and under the Original Master Lease, as so amended, to Loral Infrared & Imaging Systems, Inc., a Delaware corporation (the "Original Sublandlord"), by an Assignment and Assumption of Lease dated December 31, 1989 (the "Second Master Lease Assignment"); and

WHEREAS Lockheed Martin Corporation, a Maryland corporation ("Lockheed"), assumed and succeeded to the Original Sublandlord's rights, interests and obligations under the Master Lease, as so amended, and the Original Sublease under an Assignment and Assumption of Lease and Development Agreement dated April 19, 1997, between the Original Sublandlord and Lockheed, and recorded with the Middlesex South Registry of Deeds at Book 27500, Page 405; and

WHEREAS the Original Master Landlord and Lockheed agreed to amend the Original Master Lease, as so amended, by a Second Amendment to Lease dated as of April 19, 1997, and a Third Amendment to Master Lease dated as of July 17, 1997, notice of which recorded with the Middlesex South Registry of Deeds at Book 27500, Page 408 (said amendments, together with the First Master Lease Amendment, being the "Master Lease Amendments"); and

WHEREAS the Original Master Landlord assigned, transferred and conveyed to Lepercq Corporate Income Fund, L.P., a Delaware limited partnership (the "Master Landlord"), (a) the Master Lease Premises by a Quitclaim Deed dated as of July, 1997 and recorded with the Middlesex South
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Registry of Deeds on July 22, 1997, as Instrument No. 678, and (b) the
landlord's rights, interests and obligations in, to and under the Master Lease, as so amended, under an Assignment and Assumption Agreement dated as of July 22, 1997, and recorded with said Registry on July 23, 1997, as Instrument No. 645 (together, the "Master Landlord's Transfers"); and

WHEREAS the Original Master Lease, as amended and affected by the Master Lease Amendments and as assigned and affected by the First Master Lease Assignment, the Second Master Lease Assignment and the Master Landlord's Transfers, is hereinafter referred to as the "Master Lease", a copy of which is attached to this Second Assignment as a part of Exhibit A; and

WHEREAS under a Sublease Agreement dated October 16, 1992 (the "Original Sublease"), the Original Sublandlord subleased to Stratus Computer, Inc., a Massachusetts corporation ("Stratus"), a portion of the Master Leased Premises, including the building commonly known as 401 Elm Street, Marlborough, Massachusetts, as more particularly described in the Original Sublease (the "Premises"); and

WHEREAS the Original Master Landlord consented to the execution of the Original Sublease under a Consent of Master Landlord dated as of December 1992; and

WHEREAS Stratus assigned its rights, interests and obligations in, to and under the Original Sublease to Mack by an Assignment of Sublease dated as of January 31, 1996 (the "First Sublease Assignment"); and

WHEREAS the Original Sublandlord consented to the First Sublease Assignment under a Consent and Agreement dated January 31, 1996, among the Original Sublandlord, Stratus and Mack, and the Original Master Landlord consented to the First Sublease Assignment under a Consent and Agreement dated as of January 24, 1996, among the Original Master Landlord, Stratus and Mack (said instruments entitled Consent and Agreement, together, being the "First Sublease Assignment Consents"); and

WHEREAS Lockheed and Mack agreed to amend the Original Sublease, as so assigned, under an agreement dated October 2, 1997 (the "Extension Amendment", a copy of which is not included in Exhibit B); and

WHEREAS Lockheed and Mack agreed to amend the Original Sublease, as so assigned, under a First Amendment to Sublease dated as of February 5, 1998 (the "Sublease Amendment"; the Original Sublease, as assigned and affected by the First Sublease Assignment, as affected by the First Sublease Assignment Consents and as amended and affected by the Extension Amendment and the Sublease Amendment, being hereinafter referred to as the "Sublease", a copy of which is attached to this Second Assignment as Exhibit B); and

WHEREAS, Mack wishes to assign and transfer its rights, interests and obligations under the Sublease to ACT as of January 1, 2000 (the "Effective Date"), and ACT wishes to accept such assignment and transfer and assume all of Mack's rights and obligations arising or accruing under the Sublease on and after the Effective Date, on the terms and conditions of this Second Assignment;
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NOW, THEREFORE, in consideration of the mutual covenants set forth in this
Second Assignment, and for other good and valuable consideration, the receipt and sufficiency of which Mack and ACT acknowledge, Mack and ACT agree as follows:

1. As of the Effective Date, Mack hereby assigns and transfers to ACT its rights, interests and obligations arising or accruing under the Sublease on and after the Effective Date, and ACT hereby accepts such assignment and transfer and accepts all of Mack's rights, interests and obligations arising or accruing under the Sublease on and after the Effective Date; provided, however, ACT shall not have the right to extend the Sublease for the Second Extended Term (as defined in the Sublease), unless Mack has received from Lockheed and Stratus, respectively, an irrevocable release and discharge of Mack from all liabilities and obligations to Lockheed or Stratus, as the case may be, arising or accruing during such Second Extended Term (the "Release"), except with respect to any Mack indemnity applicable to Mack's use of hazardous or toxic substances or oil on the Premises.

2. Beginning on the date of this Second Assignment, ACT shall have access to the Premises for the sole purpose performing inspections, alterations, improvements, installations and other work necessary or desired by ACT to prepare the Premises for ACT's use and occupancy (collectively, "ACT's Work"). All of ACT's Work shall be undertaken by ACT in strict compliance with the terms of the Sublease, and ACT shall not proceed to undertake any ACT's Work in the Premises without first obtaining any approvals required under the Sublease, as if performed after the Effective Date, nor undertake any other activity on or about the Premises except in full compliance with the terms of the Sublease as if ACT was then the sublessee thereunder. If either Mack or ACT exercise their respective rights to terminate this Second Assignment under Sections 11 of this Second Assignment, or if ACT exercises its right to terminate this Second Assignment under Section 12 of this Second Assignment, Mack may, at its option, by written notice to ACT within 30 days after such termination, require ACT to remove any or all of ACT's Work at ACT's expense. ACT shall hold Mack harmless from and against any and all costs or expenses associated with the removal of ACT's Work and the restoration of the Premises to its original condition, including, without limitation, any reasonable attorneys' fees and expenses incurred to enforce this Section 2 or to collect such costs or expenses from ACT.

3. (a) The amount of One Hundred Fifty-three Thousand Five Hundred Ten Dollars ($153,510.00) (the "Security Deposit") shall be paid to Mack by ACT upon execution of this Second Assignment as security for ACT's performance under the Sublease and under this Second Assignment. Mack shall deposit the Security Deposit in a separate, segregated, interest-bearing money-market account identified as holding ACT's funds and shall pay all interest accruing on such account to ACT no less frequently than annually. If ACT fails to pay any amounts due from the subtenant under the Sublease or otherwise fails to perform any other obligation of ACT under the Sublease, Mack may use, apply or retain all or any portion of the Security Deposit to the extent necessary to pay any rent or other charge past due or any cost or expense which Mack may incur by reason of ACT's default under the Sublease or this Agreement or to compensate Mack for any loss or damage which Mack may suffer by reason of such failure of ACT. If Mack so uses or applies all or any portion of the Security Deposit, ACT shall, within ten (10) days after written demand therefor, deposit cash with Mack in an amount sufficient to restore the Security Deposit to the full amount required under this Agreement. Within thirty (30) days following expiration of the Sublease, Mack shall return the Security Deposit, less any amounts properly used, applied or retained under this Section 3.
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     (b) Upon receipt by Mack and ACT of all Consents (as hereinafter defined)
and the Release, Mack shall promptly pay the Security Deposit to Lockheed, to be held as a security deposit and returned in accordance with the terms of the Consent to be executed by Lockheed and ACT, at which time Mack shall be released from all further obligations to ACT with respect to the Security Deposit. If either Mack or ACT exercise their respective rights to terminate this Second Assignment under Sections 11 of this Second Assignment, or if ACT exercises its right to terminate this Second Assignment under Section 12 of this Assignment, Mack shall, within 30 days after such termination, return the Security Deposit to ACT, after first deducting from the Security Deposit any costs and expenses payable to Mack under Section 2 above.

4. Subject to receipt of all Consents, Mack shall pay to ACT on the Effective Date the amount of Three Hundred Seventy-eight Thousand Dollars ($378,000.00) as an allowance for alterations and improvements to the Premises contemplated by the ACT.

5.  To the best of its knowledge, Mack represents and warrants to ACT that:

(a) The copy of the Master Lease attached hereto as Exhibit A is complete and accurate copy of the Master Lease, which has not been amended except as set forth in said Exhibit A, and represents the entire agreement between Lockheed and the Master Landlord with respect to the Premises;

(b) The Master Lease is in full force and effect and is enforceable against the Master Landlord and Lockheed in accordance with the terms set forth in said Exhibit A;

(c) The Master Landlord is the holder of the landlord's rights, interests and obligations under the Master Lease, and Lockheed is the holder of the tenant's rights, interests and obligations under the Master Lease, and such rights, interests and obligations have not been assigned except as set forth in said Exhibit A; and

(d) Mack has no knowledge of a default by the Master Landlord or Lockheed under the Master Lease or any event which, after the giving of any applicable notice and the expiration of any applicable cure period, would ripen into a default under the Master Lease.

6.  Mack warrants and represents to ACT that


(a) The copy of the Sublease attached hereto as Exhibit B is complete and accurate copy of the Sublease, which has not been amended except as set forth in said Exhibit B, and represents the entire agreement between Lockheed and Mack with respect to the Premises;

(b) The Extension Amendment did not amend or otherwise affect the Sublease in any way other than an extension of the Initial Term (as defined in the Sublease) by one month to April 30, 1998;
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(c)  The Sublease is in full force and effect and is enforceable against the sublandlord in accordance with the terms set forth in said Exhibit B;

(d) To the best of its knowledge, Lockheed is the holder of the sublandlord's rights, interests and obligations under the Sublease, and Mack is the holder of the subtenant's rights, interests and obligations under the Sublease, and such rights, interests and obligations have not been assigned, mortgaged or otherwise encumbered except as set forth in said Exhibit B;

(e) Mack has no knowledge of a default by Lockheed under the Sublease or any event which, after the giving of any applicable notice and the expiration of any applicable cure period, would ripen into a default by Lockheed under the Sublease;

(f) Mack is not in default under the Sublease, nor has any event occurred which, after the giving of any applicable notice and the expiration of any applicable cure period, would ripen into a default by Mack under the Sublease;

(g) All rent, additional rent and other charges due under the Sublease have been or will be paid as billed or required in the normal course through December 31, 1999;

(h) All improvements installed on the Premises by Mack prior to the date of this Second Assignment comply with all building codes now in effect or are otherwise acceptable to governmental authorities by irrevocable waiver or exemption from the current building code; and Mack shall indemnify and hold harmless ACT from and against (1) any costs or expenses incurred by ACT in connection with (a) the removal of any such improvements, if required by any governmental authority due to non-compliance with the current building code, and (b) the installation of compliant replacement improvements, and
     (2) any claim by any governmental authority or Lockheed or the Master Landlord (or their respective successors in interest under the Sublease and the Master Lease) by reason of any improvements which are determined not to be in compliance with any applicable building code, provided that ACT present Mack with an estimate of the cost to rectify the situation; and should Mack not agree with such estimate, Mack may so notify ACT within 30 days after receipt of such estimate and, at its expense, correct the situation as required by the applicable governmental authority or Lockheed or the Master Landlord; and

(i) Neither Mack nor its officers, shareholders, employees, agents, contractors or invitees have released, discharged or otherwise allowed the emission of Hazardous Materials (as hereinafter defined) at the Premises.

7. Subject to Section 12 of this Second Assignment, and except with respect to existing environmental conditions, ACT accepts the Premises "AS IS", and the taking of possession or use of the Premises by ACT for any purpose shall conclusively establish that ACT has inspected the Premises and accepts them as being in good and sanitary order, condition and repair. ACT acknowledges that neither Mack nor any of Mack's brokers or agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of ACT's business, or for
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any other purpose, except as set forth in this Second Assignment, and that neither Mack nor any of Mack's agents has agreed to undertake any alterations or additions or construct any improvements to the Premises, except for the payment of the allowance under Section 4 of this Second Assignment.

8. Mack shall pay and perform, and shall indemnify and hold harmless ACT from and against, all obligations of the sublessee under the Sublease arising or accruing before the Effective Date. ACT shall pay and perform, and shall indemnify and hold harmless Mack from and against, all obligations and liabilities of the sublessee under the Sublease arising or accruing after the Effective Date.

9. All of the rights, interests and obligations of the sublessee under the Sublease may be reassigned by ACT and any subsequent assignee, but only with (a) the prior written consent of Lockheed and the Master Landlord, or their respective successors in interest under the Master Lease, and (b) if Mack has not then received the Release, the prior written consent of Mack, but only if the net worth of the assignee is less than the net worth of ACT as of the date of this Second Assignment, which consent Mack shall not unreasonably withhold, delay or condition.

10. Mack and ACT each represent and warrant to the other that Spaulding & Slye ("Broker") is the only real estate broker with whom it has dealt in connection with this Second Assignment. Mack and ACT shall each indemnify and hold harmless the other from any and all damages, cost, and expenses (including but not limited to reasonable attorneys' fees and disbursements) incurred as a result of any claim by any real estate broker, finder, or other person (other than Broker) alleging to have dealt with the indemnifying party in connection with this Second Assignment. Mack shall be responsible for the payment of any real estate brokerage commissions due to Broker as a result of entering into this Second Assignment.

11. The assignment of the rights, interests and obligations of the sublessee under the Sublease and the respective rights and obligations of Mack and ACT under Sections 1 and 8 of this Second Assignment are subject to, and shall be effective only upon receipt of, a Consent and Agreement, in form and substance acceptable to Mack and ACT, executed by Mack, ACT and each of Stratus, Lockheed, and the Master Landlord (collectively, the "Consents"). If Mack and ACT do not receive all of the consents on or before the Effective Date, then either Mack or ACT shall have the right to terminate this Second Assignment by written notice to the other party.

12. Before the Effective Date, ACT shall have the right to enter upon the Premises to complete such tests, inspections and assessments of the soil, water, groundwater, air and improvements on or under the Premises, including without limitation a determination of the presence of any Hazardous Materials (as hereinafter defined), and to prepare such reports evaluating the results of such tests, inspections and assessments and the compliance of the Premises with Environmental Laws (as hereinafter defined). "Environmental Laws" shall mean any federal, state and local statutes, laws, codes, rules, regulations, ordinances, by-laws, judgments, orders, standards, permits, licenses and requirements pertaining to the protection, preservation, conservation or regulation of the environment and human health. "Hazardous Materials" shall mean any petroleum, petroleum products, asbestos, asbestos-containing materials, polychlorinated biphenyls, radioactive materials and any other hazardous, dangerous or toxic chemicals, materials, wastes, pollutants, contaminants or other substances, the use, exposure, release, emission, discharge, generation, manufacture, sale, transport, handling, storage, treatment, presence, disposal or recycling of which is regulated under
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any Environmental Law. If the results of such tests, inspections, assessments, determinations, evaluations or reports is unsatisfactory to ACT, in its sole discretion, ACT shall have the right to terminate this Second Assignment by written notice to Mack at any time before the Effective Date.

Mack and ACT execute this Second Assignment under seal as of the day and year first written above.

FOR MACK TECHNOLOGIES, INC.:            FOR ACT MANUFACTURING CORPORATION:

Signature: /s/ Ron Jellison             Signature: /s/ Jeffrey B. Lavin
           -----------------                       ----------------------
Print Name:  Ron Jellison               Name: Jeffrey B. Lavin
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Title:  President/Vice President        Title: Vice President and Treasurer


Signature:  /s/ Florence M. Belnap
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Print Name:  Florence M. Belnap
            --------------------
Title:  Treasurer/Assistant Treasurer